Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (February 12, 2020)

IPG Announces Full Year and Fourth Quarter 2019 Results

•	Q4 2019 net revenue was $2.43 billion, with organic net revenue growth of 2.9%, comprised of 2.1% in the U.S. and 4.1% in international markets

•	FY19 net revenue grew 7.4%, with organic net revenue growth of 3.3%

•	FY19 net income was $656.0 million compared to $618.9 million in 2018, and adjusted EBITA was $1.20 billion compared with $1.08 billion in 2018

•	Adjusted EBITA margin expanded to 14.0% for FY19, an increase of 50 basis points from comparable FY18

•	FY19 diluted EPS was $1.68 and was $1.93 as adjusted

•	Board approves 9% increase in quarterly dividend

Summary

Revenue

•
Fourth quarter 2019 net revenue was $2.43 billion, compared to $2.41 billion in 2018, with an organic net revenue increase of 2.9% compared to the prior-year period. This was comprised of an organic net revenue increase of 2.1% in the U.S. and 4.1% internationally. Fourth quarter 2019 total revenue was $2.90 billion compared to $2.86 billion in 2018.

•
Full year 2019 net revenue was $8.63 billion, compared to $8.03 billion in 2018, with an organic net revenue increase of 3.3% compared to the prior-year period. This was comprised of an organic net revenue increase of 1.9% in the U.S. and 5.5% internationally. Full year 2019 total revenue was $10.22 billion, compared to $9.71 billion in 2018.

Operating Results

•
Fourth quarter 2019 operating income was $491.3 million, compared to $459.1 million in 2018. EBITA was $512.7 million in the fourth quarter of 2019, compared to adjusted EBITA of $503.7 million in 2018, which excludes $22.6 million of transaction costs for the acquisition of Acxiom from the prior-year period. EBITA margin on net revenue was 21.1% in the fourth quarter of 2019, compared to adjusted EBITA margin of 20.9% for the same period in 2018.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•
For the full year 2019, operating income was $1.09 billion, compared to $1.01 billion in 2018. Adjusted EBITA for the full year 2019 was $1.20 billion, which excludes restructuring charges of $31.8 million from the first quarter, compared to adjusted EBITA for the full year 2018 of $1.08 billion, which excludes Acxiom transaction costs of $35.0 million. Adjusted EBITA margin on net revenue was 14.0% in 2019, compared to 13.5% in 2018.

•	Refer to reconciliations on page 12 for more detail.

Net Results

•	Income tax provision in the fourth quarter of 2019 was $86.1 million on income before income taxes of $427.8 million.

•
Fourth quarter 2019 net income available to IPG common stockholders was $328.9 million, resulting in earnings of $0.85 per basic share and $0.84 per diluted share. Adjusted earnings were $0.88 per diluted share as adjusted for after-tax amortization of acquired intangibles of $17.2 million, an after-tax loss of $23.6 million on the sales of businesses, and the positive impact of tax valuation allowance reversals of $25.3 million. This compares to adjusted earnings of $0.89 per diluted share a year ago, due to a lower adjusted effective tax rate in the prior-year period.

•	Income tax provision for the full year 2019 was 204.8 million on income before income taxes of 878.3 million.

•
Full year 2019 net income available to IPG common stockholders was $656.0 million, resulting in earnings of $1.70 per basic share and $1.68 per diluted share. Adjusted earnings were $1.93 per diluted share as adjusted for after-tax amortization of acquired intangibles of $69.1 million, after-tax restructuring charges of $24.2 million from the first quarter of 2019, an after-tax loss of $45.9 million on the sales of businesses, and the positive impact of various discrete tax items of $39.2 million. This compares to adjusted earnings of $1.86 per diluted share a year ago.

•	Refer to reconciliations on pages 10 to 14 for more detail.

Outlook

"We are pleased to report strong fourth quarter performance, as well as full-year financial results that deliver on our targets. Our results again demonstrate the strength of our client-centric, integrated model, and the quality of our offerings. Our differentiated culture and strategy are key reasons our long-term trajectory has been so strong, which has helped us to deliver leading organic growth and margin improvement in recent years,” commented Michael Roth, Chairman and CEO of IPG.

“As we turn to our outlook for 2020, our first thoughts are ones of concern and support for our people, clients, and partners in China, and for everyone around the world contending with the

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

coronavirus outbreak. We are closely monitoring the situation and are focused on the well-being and safety of our people, and are taking appropriate steps to protect them during this difficult period,” added Mr. Roth.

“As our results demonstrate, IPG remains highly relevant to marketers in an increasingly crowded and complex environment. We have a strong portfolio of companies that combine marketing expertise and future-facing media, data and technology capabilities, which we can deliver through our collaborative open architecture model. Our 2020 targets are for organic growth of 3% and to further improve EBITA margin by an additional 20 basis points. We remain committed to our robust capital return program, as is evident in today’s announcement that our Board has again approved an increase in our dividend. We are also focused on debt reduction, with a view toward returning to share buybacks in the future as part of our capital allocation programs. We are confident that this combination of operating performance and capital returns will allow us to build on our strong track record of enhancing shareholder value," Mr. Roth concluded.

Operating Results

Revenue
During the fourth quarter of 2019, net revenue of $2.43 billion increased 0.8% compared to the same period in 2018. During the fourth quarter of 2019, the effect of foreign currency translation was negative 1.0%, the impact of divestitures was negative 1.1%, and the resulting organic revenue increase was 2.9%. Beginning in the fourth quarter, Acxiom's revenue growth is included as a component of our organic revenue calculations. Total revenue of $2.90 billion in the fourth quarter of 2019 increased 1.6% compared to 2018.

For the full year 2019, net revenue of $8.63 billion increased 7.4% compared to the same period in 2018. During the full year 2019, the effect of foreign currency translation was negative 1.7%, the impact of net acquisitions was positive 5.8%, and the resulting organic revenue increase was 3.3%. Total revenue of $10.22 billion increased 5.2% during the full year 2019 compared to 2018.

Operating Expenses
Total operating expenses, excluding billable expenses, decreased 0.7% in the fourth quarter of 2019 from a year ago compared with net revenue growth of 0.8%. Total operating expenses, excluding billable expenses, increased at the same rate as net revenue growth of 7.4% for the full year 2019 from a year ago.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

During the fourth quarter of 2019, salaries and related expenses were $1.43 billion, an increase of 0.6% compared to the same period in 2018. For the full year 2019, salaries and related expenses were $5.57 billion, an increase of 5.1% compared to 2018.

Staff cost ratio, which is total salaries and related expenses as a percentage of net revenue, was 58.9% in the fourth quarter of 2019 compared to 59.0% in the same period in 2018. For the full year 2019, staff cost ratio was 64.6% compared to 66.0% in the same period in 2018, primarily due to base salaries, benefits and tax, and temporary help expenses increasing at rates less than net revenue growth. The improved ratio was also attributable to carefully managing our employee base in addition to the inclusion of Acxiom for the full year, which had a lower ratio of salaries and related expenses as a percentage of its net revenue.

During the fourth quarter of 2019, office and other direct expenses were $419.7 million, an increase of 10.2% compared to the same period in 2018. For the full year 2019, office and other direct expenses were $1.56 billion, an increase of 15.4% compared to 2018. The increase in office and other direct expenses was mainly due to the inclusion of Acxiom for the full year, which has a higher ratio of office and other direct expenses as a percentage of its net revenue, primarily driven by client service costs and professional fees.

During the fourth quarter of 2019, selling, general and administrative expenses were $24.5 million compared to $81.0 million in 2018, a decrease of 69.8%, primarily attributable to lower incentive expense and professional fees, mainly driven by transaction costs related to the acquisition of Acxiom in 2018. For the full year 2019, selling, general and administrative expenses were $93.8 million compared to $166.5 million in 2018, a decrease of 43.7%. The decrease was primarily attributable to lower professional fees, mainly driven by transaction costs related to the acquisition of Acxiom in 2018 and an increase in allocated service fees from Selling, General and Administrative expenses to Cost of Services, mainly as a result of the inclusion of Acxiom.

During the fourth quarter of 2019, depreciation and amortization was $65.4 million, a decrease of 5.1% compared to the same period in 2018. For the full year 2019, depreciation and amortization was $278.5 million, an increase of 37.3% compared to 2018 primarily due to the inclusion of Acxiom.

During the full year 2019, restructuring charges were $33.9 million due to the implementation of a cost initiative to better align our cost structure with our revenue, primarily related to client losses occurring in 2018.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Non-Operating Results and Tax
Net interest expense decreased by $2.9 million to $38.7 million in the fourth quarter of 2019 from a year ago. Full year 2019 net interest expense increased by $63.6 million to $164.8 million from a year ago, primarily due to debt issued in 2018 to fund the Company's acquisition of Acxiom.

Other expense, net was $24.8 million for the fourth quarter of 2019 and $42.9 million for the full year 2019, primarily due to losses recorded on sales of businesses.

The income tax provision in the fourth quarter of 2019 was $86.1 million on income before income taxes of $427.8 million, compared to a provision of $62.2 million on income before income taxes of $403.9 million in the same period in 2018. The income tax provision for the full year 2019 was $204.8 million on income before income taxes of $878.3 million, compared to a provision of $199.2 million on income before income taxes of $838.0 million in 2018.

The effective tax rate for the fourth quarter of 2019 was 20.1% compared to 15.4% for the same period in 2018. Excluding the amortization of acquired intangibles, the impact of losses on the sales of businesses, and the positive impact of tax valuation allowance reversals, the effective tax rate for the fourth quarter of 2019 was 24.5% compared to 21.0% in 2018 as similarly adjusted. The effective tax rate for the full year 2019 was 23.3% compared to 23.8% for the same period in 2018. Excluding the amortization of acquired intangibles, restructuring charges from the first quarter of 2019, the impact of losses on the sales of businesses, and the positive impact of various discrete tax items, the effective tax rate for the full year 2019 was 25.8% compared to 24.5% in 2018 as similarly adjusted.

Balance Sheet
At December 31, 2019, cash and cash equivalents totaled $1.19 billion, compared to $673.4 million at December 31, 2018. Total debt was $3.33 billion at December 31, 2019, compared to $3.73 billion at December 31, 2018.

Common Stock Dividend
During the fourth quarter of 2019, the Company declared and paid a common stock cash dividend of $0.235 per share, for a total of $90.9 million. During 2019, the Company paid four quarterly cash dividends of $0.235 per share on our common stock, which corresponded to aggregate dividend payments of $363.1 million for the full year.

On February 12, 2020, the Company also announced that its Board of Directors has declared a common stock cash dividend of $0.255 per share, payable quarterly to holders of record on an ongoing basis.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic net revenue growth, EBITA, adjusted EBITA and earnings per diluted share as adjusted, and the reconciliations thereof, please refer to pages 10 to 14 and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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About Interpublic
Interpublic is values-based, data-fueled, and creatively-driven. Major global brands include Acxiom, Craft, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton, Kinesso, MAGNA, McCann, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	failure to realize the anticipated benefits on the acquisition of the Acxiom business.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K, and our other SEC filings.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2019 AND 2018 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31,
	2019	2018	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$2,433.0	$2,413.7	0.8%
Billable Expenses	468.8	442.3	6.0%
Total Revenue	2,901.8	2,856.0	1.6%

Operating Expenses:
Salaries and Related Expenses	1,432.1	1,423.7	(0.6)%
Office and Other Direct Expenses	419.7	381.0	(10.2)%
Billable Expenses	468.8	442.3	(6.0)%
Cost of Services	2,320.6	2,247.0	(3.3)%
Selling, General and Administrative Expenses	24.5	81.0	69.8%
Depreciation and Amortization	65.4	68.9	5.1%
Restructuring Charges	0.0	0.0	N/A
Total Operating Expenses	2,410.5	2,396.9	(0.6)%
Operating Income	491.3	459.1	7.0%
Operating Margin on Net Revenue %	20.2%	19.0%

Expenses and Other Income:
Interest Expense	(48.2)	(49.4)
Interest Income	9.5	7.8
Other Expense, Net	(24.8)	(13.6)
Total (Expenses) and Other Income	(63.5)	(55.2)

Income Before Income Taxes	427.8	403.9
Provision for Income Taxes	86.1	62.2
Income of Consolidated Companies	341.7	341.7
Equity in Net Income of Unconsolidated Affiliates	0.5	0.8
Net Income	342.2	342.5
Net Income Attributable to Noncontrolling Interests	(13.3)	(16.3)
Net Income Available to IPG Common Stockholders	$328.9	$326.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.85	$0.85
Diluted	$0.84	$0.84

Weighted-Average Number of Common Shares Outstanding:
Basic	386.9	383.4
Diluted	393.3	390.3

Dividends Declared Per Common Share	$0.235	$0.210

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2019 AND 2018 (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31,
	2019	2018	Fav. (Unfav.) % Variance
Revenue:
Net Revenue	$8,625.1	$8,031.6	7.4%
Billable Expenses	1,596.2	1,682.8	(5.1)%
Total Revenue	10,221.3	9,714.4	5.2%

Operating Expenses:
Salaries and Related Expenses	5,568.8	5,298.3	(5.1)%
Office and Other Direct Expenses	1,564.1	1,355.1	(15.4)%
Billable Expenses	1,596.2	1,682.8	5.1%
Cost of Services	8,729.1	8,336.2	(4.7)%
Selling, General and Administrative Expenses	93.8	166.5	43.7%
Depreciation and Amortization	278.5	202.9	(37.3)%
Restructuring Charges	33.9	0.0	N/A
Total Operating Expenses	9,135.3	8,705.6	(4.9)%
Operating Income	1,086.0	1,008.8	7.7%
Operating Margin on Net Revenue %	12.6%	12.6%

Expenses and Other Income:
Interest Expense	(199.3)	(123.0)
Interest Income	34.5	21.8
Other Expense, Net	(42.9)	(69.6)
Total (Expenses) and Other Income	(207.7)	(170.8)

Income Before Income Taxes	878.3	838.0
Provision for Income Taxes	204.8	199.2
Income of Consolidated Companies	673.5	638.8
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.4	(1.1)
Net Income	673.9	637.7
Net Income Attributable to Noncontrolling Interests	(17.9)	(18.8)
Net Income Attributable to IPG Common Stockholders	$656.0	$618.9

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.70	$1.61
Diluted	$1.68	$1.59

Weighted-Average Number of Common Shares Outstanding:
Basic	386.1	383.3
Diluted	391.2	389.0

Dividends Declared Per Common Share	$0.940	$0.840

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2019
	As Reported	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Tax Valuation Allowance Reversals	Adjusted Results
Net Revenue	$2,433.0				$2,433.0
Billable Expenses	468.8				468.8
Total Revenue	2,901.8				2,901.8

Cost of Services	2,320.6				2,320.6
Selling, General and Administrative Expenses	24.5				24.5
Depreciation and Amortization	65.4	$21.4			44.0
Restructuring Charges	0.0				0.0
Total Operating Expense	2,410.5	21.4			2,389.1

Operating Income	491.3	(21.4)			512.7

Margin on Net Revenue %	20.2%				21.1%
Interest Expense, Net	(38.7)				(38.7)
Other Expense, Net	(24.8)		$(24.0)		(0.8)
Total (Expenses) and Other Income	(63.5)		(24.0)		(39.5)
Income Before Income Taxes	427.8	(21.4)	(24.0)		473.2
Provision for Income Taxes	86.1	4.2	0.4	$25.3	116.0
Effective Tax Rate	20.1%				24.5%
Equity in Net Income of Unconsolidated Affiliates	0.5				0.5
Net Income Attributable to Noncontrolling Interests	(13.3)				(13.3)
Net Income Available to IPG Common Stockholders	$328.9	$(17.2)	$(23.6)	$25.3	$344.4

Weighted-Average Number of Common Shares Outstanding - Basic	386.9				386.9
Dilutive effect of stock options and restricted shares	6.4				6.4
Weighted-Average Number of Common Shares Outstanding - Diluted	393.3				393.3

Earnings Per Share Available to IPG Common Stockholders [2]:
Basic	$0.85	$(0.04)	$(0.06)	$0.07	$0.89
Diluted	$0.84	$(0.04)	$(0.06)	$0.06	$0.88

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2019
	As Reported	Amortization of Acquired Intangibles	Q1 2019 Restructuring Charges	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results
Net Revenue	$8,625.1					$8,625.1
Billable Expenses	1,596.2					1,596.2
Total Revenue	10,221.3					10,221.3

Cost of Services	8,729.1					8,729.1
Selling, General and Administrative Expenses	93.8					93.8
Depreciation and Amortization	278.5	$86.0				192.5
Restructuring Charges	33.9		$31.8			2.1
Total Operating Expense	9,135.3	86.0	31.8			9,017.5

Operating Income	1,086.0	(86.0)	(31.8)			1,203.8

Margin on Net Revenue %	12.6%					14.0%
Interest Expense, Net	(164.8)					(164.8)
Other Expense, Net	(42.9)			$(46.3)		3.4
Total (Expenses) and Other Income	(207.7)			(46.3)		(161.4)
Income Before Income Taxes	878.3	(86.0)	(31.8)	(46.3)		1,042.4
Provision for Income Taxes	204.8	16.9	7.6	0.4	$39.2	268.9
Effective Tax Rate	23.3%					25.8%
Equity in Net Income of Unconsolidated Affiliates	0.4					0.4
Net Income Attributable to Noncontrolling Interests	(17.9)					(17.9)
Net Income Available to IPG Common Stockholders	$656.0	$(69.1)	$(24.2)	$(45.9)	$39.2	$756.0

Weighted-Average Number of Common Shares Outstanding - Basic	386.1					386.1
Dilutive effect of stock options and restricted shares	5.1					5.1
Weighted-Average Number of Common Shares Outstanding - Diluted	391.2					391.2

Earnings Per Share Available to IPG Common Stockholders [3]:
Basic	$1.70	$(0.18)	$(0.06)	$(0.12)	$0.10	$1.96
Diluted	$1.68	$(0.18)	$(0.06)	$(0.12)	$0.10	$1.93

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes $13.9 million related to the settlement of certain tax positions in the second quarter of 2019 and $25.3 million related to tax valuation allowance reversals in the fourth quarter of 2019.
[3] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Net Revenue	$2,433.0	$2,413.7	$8,625.1	$8,031.6

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$328.9	$326.2	$656.0	$618.9

Add Back:
Provision for Income Taxes	86.1	62.2	204.8	199.2
Subtract:
Total (Expenses) and Other Income	(63.5)	(55.2)	(207.7)	(170.8)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.5	0.8	0.4	(1.1)
Net Income Attributable to Noncontrolling Interests	(13.3)	(16.3)	(17.9)	(18.8)
Operating Income	491.3	459.1	1,086.0	1,008.8

Add Back:
Amortization of Acquired Intangibles	21.4	22.0	86.0	37.6

EBITA	512.7	481.1	1,172.0	1,046.4

EBITA Margin on Net Revenue %	21.1%	19.9%	13.6%	13.0%
Q1 2019 Restructuring Charges	—	—	31.8	—
Acxiom Transaction Costs	—	22.6	—	35.0

Adjusted EBITA	$512.7	$503.7	$1,203.8	$1,081.4
Adjusted EBITA Margin on Net Revenue %	21.1%	20.9%	14.0%	13.5%

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended December 31, 2018
	As Reported	Acxiom Transaction Costs	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results
Net Revenue	$2,413.7					$2,413.7
Billable Expenses	442.3					442.3
Total Revenue	2,856.0					2,856.0

Cost of Services	2,247.0					2,247.0
Selling, General and Administrative Expenses	81.0	$22.6				58.4
Depreciation and Amortization	68.9		$22.0			46.9
Restructuring Charges	0.0					0.0
Total Operating Expense	2,396.9	22.6	22.0			2,352.3

Operating Income	459.1	(22.6)	(22.0)			503.7

Margin on Net Revenue %	19.0%					20.9%
Interest Expense, Net	(41.6)					(41.6)
Other Expense, Net	(13.6)			$(11.9)		(1.7)
Total (Expenses) and Other Income	(55.2)			(11.9)		(43.3)
Income Before Income Taxes	403.9	(22.6)	(22.0)	(11.9)		460.4
Provision for Income Taxes	62.2	5.6	4.2	1.1	$23.4	96.5
Effective Tax Rate	15.4%					21.0%
Equity in Net Income of Unconsolidated Affiliates	0.8					0.8
Net Income Attributable to Noncontrolling Interests	(16.3)					(16.3)
Net Income Available to IPG Common Stockholders	$326.2	$(17.0)	$(17.8)	$(10.8)	$23.4	$348.4

Weighted-Average Number of Common Shares Outstanding - Basic	383.4					383.4
Dilutive effect of stock options and restricted shares	6.9					6.9
Weighted-Average Number of Common Shares Outstanding - Diluted	390.3					390.3

Earnings Per Share Available to IPG Common Stockholders [3]:
Basic	$0.85	$(0.04)	$(0.05)	$(0.03)	$0.06	$0.91
Diluted	$0.84	$(0.04)	$(0.05)	$(0.03)	$0.06	$0.89

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $16.9 from net adjustments to the valuation allowance and a benefit of $6.5 related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

[3] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Twelve Months Ended December 31, 2018
	As Reported	Acxiom Transaction Costs	Amortization of Acquired Intangibles	Net Losses on Sales of Businesses [1]	Net Impact of Various Discrete Tax Items [2]	Adjusted Results
Net Revenue	$8,031.6					$8,031.6
Billable Expenses	1,682.8					1,682.8
Total Revenue	9,714.4					9,714.4

Cost of Services	8,336.2					8,336.2
Selling, General and Administrative Expenses	166.5	$35.0				131.5
Depreciation and Amortization	202.9		$37.6			165.3
Restructuring Charges	0.0					0.0
Total Operating Expense	8,705.6	35.0	37.6			8,633.0

Operating Income	1,008.8	$(35.0)	(37.6)			1,081.4

Margin on Net Revenue %	12.6%					13.5%
Interest Expense, Net	(101.2)	(3.3)				(97.9)
Other Expense, Net	(69.6)	(10.3)		$(61.9)		2.6
Total (Expenses) and Other Income	(170.8)	(13.6)		(61.9)		(95.3)
Income Before Income Taxes	838.0	(48.6)	(37.6)	(61.9)		986.1
Provision for Income Taxes	199.2	12.1	4.8	2.2	$23.4	241.7
Effective Tax Rate	23.8%					24.5%
Equity in Net Loss of Unconsolidated Affiliates	(1.1)					(1.1)
Net Income Attributable to Noncontrolling Interests	(18.8)					(18.8)
Net Income Available to IPG Common Stockholders	$618.9	$(36.5)	$(32.8)	$(59.7)	$23.4	$724.5

Weighted-Average Number of Common Shares Outstanding - Basic	383.3					383.3
Dilutive effect of stock options and restricted shares	5.7					5.7
Weighted-Average Number of Common Shares Outstanding - Diluted	389.0					389.0

Earnings Per Share Available to IPG Common Stockholders [3]:
Basic	$1.61	$(0.10)	$(0.09)	$(0.16)	$0.06	$1.89
Diluted	$1.59	$(0.09)	$(0.08)	$(0.15)	$0.06	$1.86

[1] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale.
[2] Includes a tax benefit of $16.9 from net adjustments to the valuation allowance and a benefit of $6.5 in the fourth quarter related to the estimated costs associated with our change in assertion (APB 23) that we will no longer permanently reinvest undistributed earnings attributable to certain foreign subsidiaries.

[3] Earnings per share may not add due to rounding.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax